EXHIBIT 23.1

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                                                             Peter Messineo, CPA
                                             1982 Otter Way Palm Harbor FL 34685
                                                              peter@cpa-ezxl.com
                                                   T 727.421.6268 F 727.674.0511
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1/A1 is a part, reference to my report dated September 8, 2010 relative to the financial statements of INNOVO INC., as of August 31, 2010 and for the period August 4, 2010 (date of inception) through August 31, 2010.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor Florida
December 29, 2010